OP-TECH ENVIRONMENTAL SERVICES, INC.
                    (A DELAWARE CORPORATION)

            NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                        NOVEMBER 18, 1998

To the Stockholders of

          OP-TECH ENVIRONMENTAL SERVICES, INC.

     The Annual Meeting of Stockholders of OP-TECH Environmental Services, Inc. (the "Corporation") will be held at the Homewood Suites Hotel, 275 Elwood Davis Road, Liverpool, New York on November 18, 1998 at 3:30 p.m., local time, to consider and vote on the following matters described under the corresponding numbers in the attached Proxy Statement:


     (1)   The election of five directors;

     (2) To ratify the appointment of PricewaterhouseCoopers, LLP as independent auditors of the Corporation; and

     (2) To transact such other business as may properly come before the meeting or any adjournments thereof.

     Stockholders of record at the close of business on October 30, 1998 are the only stockholders entitled to notice of and to vote at the Annual Stockholders Meeting. The list of such stockholders will be available for inspection by stockholders during the ten (10) days prior to the meeting in accordance with
Section 219 of the Delaware General Corporation Law at the offices of the Corporation, 6392 Deere Road, Syracuse, New York 13206. Stockholders may make arrangements for such inspection by contacting the Secretary, Dennis Lerner, of OP-TECH Environmental Services, Inc., 6392 Deere Road, Syracuse, New York 13206. The stock transfer books of the Corporation will not be closed.

WHETHER  OR NOT YOU EXPECT TO BE PRSESENT, PLEASE FILL  IN,  SIGN
AND  MAIL THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD  OF
DIRECTORS.  THE PROXY IS REVOCABLE AND WILL NOT AFFECT YOUR RIGHT
TO VOTE IN THE EVENT YOU ATTEND THE MEETING.

                            By Order of the Board of Directors,

                                   Dennis Lerner
                                    Secretary
                                 October 30, 1998

     Requests for additional copies of the proxy material should be addressed to the Secretary, OP-TECH Environmental Services, Inc., 6392 Deere Road, Syracuse, New York 13206.

              OP-TECH Environmental Services, Inc.
                         6392 Deere Road
                    Syracuse, New York 13206


                         PROXY STATEMENT


                 ANNUAL MEETING OF STOCKHOLDERS
                        November 18, 1998

     The enclosed Proxy is solicited by the Board of Directors of OP-TECH Environmental Services, Inc. (the "Corporation") in connection with the Annual Meeting of Stockholders to be held on November 18, 1998. The Board of Directors has fixed October 30, 1998 at the close of business, as the record date for the determination of stockholders entitled to vote at the meeting. Any Proxy received by the Board of Directors may be revoked, either in writing or in person, by the recordholder of the shares covered thereby, if such revocation is received by the Corporation at any time prior to said Proxy being exercised. It is anticipated that this Proxy Statement and the enclosed Notice and Proxy first will be mailed to stockholders of record on or about October 30, 1998.

     All Proxies will be voted in accordance with the instructions contained therein and if no choice is specified will be voted in favor of the election as directors of the persons named herein. The Corporation knows of no reason why any of the nominees named herein would be unable to serve. In the event, however, that any such nominees should, prior to the election, become unable to serve as a director, the Proxy will be voted for such substitute nominee, if any, as the Board of Directors shall propose.

     The Annual Report of Form 10-K of the Corporation, including financial statements for the year ended December 31, 1997, is enclosed herewith, but without exhibits as filed with the Securities and Exchange Commission. Any stockholder may, by written request directed to the Secretary, OP-TECH Environmental Services, Inc., 6392 Deere Road, Syracuse, New York 13206, request a copy of one or more exhibits thereto, in which case, the Corporation's reasonable expenses of furnishing such exhibits may be charged.

                        VOTING SECURITIES

     All the voting power of the Corporation is vested in its Common Stock. As of the close of business on September 30, 1998, 11,601,023 shares of Common Stock, par value $.01 per share, were outstanding. Each share of Common Stock is entitled to one vote.

     Set forth below is information concerning the ownership as of September 30, 1998 of the Common Stock of the Corporation by persons who, to the knowledge of the Board of Directors, beneficially own more than five (5%) percent of the outstanding shares of Common Stock of the Corporation.

                              -1-
Name and Address         Number of Shares of Common    Percentage
of Beneficial Owner      Stock Beneficially Owned (1)  of Class

O'Brien & Gere Limited        3,148,200  (2)             27%
5000 Brittonfield Parkway
East Syracuse, NY 13507

OnBank & Trust Co.            5,622,140                 48%
101 S. Salina Street
Syracuse, NY 13220

               (1)    Except as set forth in (2)  below,
               the beneficial owners have sole voting and investment power over the shares owned.
               (2) Through March 24, 2003, O'Brien & Gere Limited ("Limited") has agreed (a) to vote its shares to elect up to 2 nominees of OnBank to the Board of Directors, and (b) should Limited sell shares of the Company, it will not do so at a faster rate than OnBank, should they elect to sell shares.

                      ELECTION OF DIRECTORS
NOMINEES

     Five Directors are to be elected at the Annual Meeting, each to hold office until the next annual meeting and until his successor is elected and qualified.

     The following table sets forth certain information furnished to the Corporation regarding the persons who are nominees for the election as directors of the Corporation.

Name, Age, Principal          Years First    Principal Occupation
Occupation                    Elected        For Past Five Years

Robert J. Berger (55)            -           Mr. Berger was
Director                                     employed in various
                                             positions for
                                             OnBank   from
                                             1978  through  March  31,
                                             1998,his last position
                                             being Chief Financial
                                             Officer. From April through
                                             August 1998, he served as
                                             consultant  to First
                                             Empire  State
                                             Corp.  pursuant to
                                             its merger  with
                                             OnBank.  Since August
                                             1998, he  has
                                             been  an  Adjunct Professor
                                             and  a Director of the Madden
                                             Institute of Business Education
                                             at LeMoyne College, Syracuse,
                                             New York.

Richard L. Elander (56)       1991            Mr.  Elander  served  as
                                             Vice President and General
Director                                     Manager  from June 1994.
                                             He also served as Chief
                                             Executive  Officer  from
                                             November 1991  to  June
                                             1994.  Mr.  Elander served
                                             as a Director of O'Brien  &
                                             Gere  Limited from August
                                             1991  to December 1996.
                                             Prior to 1988,  Mr. Elander
                                             served  as  President   of
                                             O'Brien & Gere Operations, Inc.


John R. Loveland (60)         1994           Mr.  Loveland  has
                                             served his present positions
Chairman of the Board                        since June 1994. He has been a
                                             director of O'Brien & Gere
Chief Executive                              Engineers,   Inc. since  1973,
                                             he served as President
                                             of  O'Brien  & Gere Engineers
                                             Inc.from 1980 to December 1992.
                                             He has been  Chairman  of
                                             the  Board of O'Brien & Gere
                                             Limited since 1989.

Cornelius B. Murphy, Jr.(52)       1991      Dr. Murphy has served his
                                             current position since June
Director                                     1994. He served as the
                                             Corporations'Chairman of the
                                             Board from November
                                             of  1991 to June 1994.
                                             Dr.  Murphy has been a
                                             Director of O'Brien  &
                                             Gere   Limited  since 1985,
                                             and
                                             President of O'Brien & Gere
                                             Engineers, Inc. since 1992.
                                             Prior to that,  Mr. Murphy
                                             served  as Senior Vice
                                             President of O'Brien  &
                                             Gere Engineers, Inc. and
                                             has served
                                             as Chairman of the Board
                                             of O'Brien & Gere  Technical
                                             Services,  Inc.
                                             since 1992.  From 1988 to 1992,
                                             Dr. Murphy  served  as
                                             President   of
                                             O'Brien  & Gere Technical
                                             Services, Inc.

Steven A. Sanders (53)        1991           Mr.  Sanders was
                                             President  of  the  Law  Office
Director                                     of Steven A. Sanders, PC
                                             since  1992.   Prior  to  that,
                                             he served as Counsel to Jacobs
                                             Persinger&Parker from  1987  to
                                             1992.Prior thereto, Mr.Sanders
                                             served as Senior Partner of the
                                             law firm Sanders and Sierchio.

Each of the above nominees, with the exception of Messrs. Loveland, Sanders and Berger, were elected a director on
November,  1991.   Mr.  Sanders was  elected  as  a  director  in
September, 1991 and Mr. Loveland was elected as a director in August, 1994. Each director has served continuously since he was first elected.

     The Board of Directors held 2 meetings during the last calendar year.

     The following table sets forth certain information furnished to the Corporation regarding the beneficial ownership of the Corporation's Common Stock at September 30, 1998 by each director and nominee for election as director and by all directors, nominees and officers as a group.

Name and Address         Number of Shares of Common    Percentage
of Beneficial Owner      Stock Beneficially Owned (1)  of Class

O'Brien & Gere Limited        3,148,200  (2)             27%
5000 Brittonfield Parkway
East Syracuse, NY 13507

OnBank & Trust Co.            5,622,140                  48%
101 S. Salina Street
Syracuse, NY 13220


Richard L. Elander              329,365 (5)               3%

Robert J. Berger                  -0-                    -0-

Cornelius B.Murphy, Jr.             667 (5)              <1%

Steven A. Sanders                25,552 (3)(5)           <1%

John R. Loveland                117,093 (4)(5)           <1%

All Officers & Directors        472,677 (5)               4%
as a Group (7 persons)

     (1) Except as set forth in (2) below, the beneficial owners have sole voting and investment power over the shares owned.

     (2) Through March 24, 2003, O'Brien & Gere Limited ("Limited") has agreed (a) to vote its shares to elect up to 2 nominees of OnBank to the Board of Directors, and (b) should Limited sell shares of the Company, it will not do so at a faster rate than OnBank, should they elect to sell shares.

     (3) Does not include 200 shares which are owned by Mr. Sanders' wife as custodian for the son as to which Mr. Sanders disclaims beneficial ownership. Includes 21,348 shares held by a trust for the benefit of Mr. Sanders and his family.

     (4)  Includes  50,000  shares  issuable  upon  exercise   of
          currently exercisable options. Does not include 3,148,200 shares currently owned by Limited of which Mr. Loveland is a director. Includes 66,659 shares owned by Mr. Loveland's wife as to which Mr. Loveland disclaims beneficial ownership.

     (5)  Director

Executive Compensation

     The following table sets forth summary information concerning compensation paid or accrued by the Corporation for services rendered during the fiscal year ended December 31, 1997, to the Corporation's Chief Executive Officer and the other most highly compensated executive officer.




                    Summary Compensation Table

                                      Long Term Compensation
             Annual                   Awards     Payments
Name and  Compensation  Other  Annual   #          LTIP  All Other
Principal
Position    Year    Salary  Compensation  Options  Payouts Compensation (1)

John R.
Loveland   1997    19,200       -0-      50,000     -0-        -0-
Chairman   1996    24,960       -0-      50,000     -0-        -0-
and CEO    1995    12,480       -0-       -0-       -0-        -0-


     (1)  Amounts  shown  consist of the Company's   contribution
          under the Company's 401(k) Profit Sharing Plan.

     The Corporation has no formal deferred compensation or bonus
plans.   The  Corporation  has adopted an incentive  compensation
plan.

     The Corporation has an Incentive Stock Option Plan (the "ISO Plan"). The ISO Plan has been administered by a committee of the Board of Directors. Designation of the key employees of the Corporation including employees who are officers or directors, to hold options under the ISO Plan and the number of options to be granted have been determined by the Board of Directors.

     The ISO Plan authorizes the granting of options to purchase up to 500,000 shares of Common Stock of the Corporation (subject to adjustment in the event of recapitalization or similar change). Each option granted under the ISO Plan may be exercised during a period of fixed by the Board of Directors but in no event more than ten (10) years from the date of grant. The purchase price for each share of Common Stock on the date of grant of the option and is payable in shares of Common Stock of the Corporation owned by the optionee, or partially by cash or check and partially by delivery of shares of Common Stock of the Corporation owned by the optionee.

     Set forth below is certain information concerning options outstanding under the ISO Plan as to the persons named below, and to all executive officers as a group.

     Name
                                Options Granted  Exercise Price
Richard L. Elander                  100,000          $2.75
John R. Loveland                     50,000          $1.50
Executive Officers as a Group       150,000

     No Options were exercised by any officer or director of the Corporation during the fiscal year. Directors of the Company are paid $500 for each quarter plus reimbursement for their actual expenses incurred in attending meetings.




     The following table summarized all executive officers of the Company as of June 30, 1998.



     Name                              Age        Position Held
John R. Loveland                        60        Chairman of the Board
                                                  and CEO
Cornelius B. Murphy, Jr.                52        Director
Anthony R. Pongonis                     43        President
Christopher J. Polimino                 32        Vice President
Richard L. Elander                      56        Director
Dennis S. Lerner                        56        Secretary
Joseph M. McNulty                       42        Treasurer


Business Experience

     See Election of Directors-Nominees for business experience for Messrs. Berger, Loveland, Murphy, Elander and Sanders.

     Mr. Lerner has served in his present position since February of 1994. Mr. Lerner is Assistant Secretary of O'Brien & Gere
Engineers Inc. a wholly owned subsidiary of O'Brien & Gere Limited and serves as O'Brien & Gere Engineer's in-house legal counsel. He has held this position since 1990.

     Mr.  McNulty  has  served  in  his  present  position  since
February  1993.  Mr. McNulty is the Vice President of Finance  of
O'Brien & Gere Limited since April of 1995 and serves as a Director of O'Brien & Gere, Inc. of North America.

     Mr.  Pongonis was hired during the fourth quarter  of  1996.
He has over twenty-five years experience in the environmental services market.

          CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On July 1, 1998, the Company renewed its lease agreement with O'Brien & Gere Property Development (an affiliate) to occupy approximately 17,000 square feet of office and garage space. The terms of the lease extend through July 1, 2001. Total rent expense incurred in 1997 amounted to $89,000.

     During  1997, the Company provided approximately  $1,500,000
of   remediation,  sub-contract support and project  services  to affiliated parties.

     The Company purchases technical and consulting services from
affiliated  parties.   The costs for these services  amounted  to
$97,225 in 1997.

     The  Company has a $1,000,000 unsecured line of credit  with
BSB  Bank  &  Trust  Co. due on February 16, 1999.   Interest  is
payable at prime plus 1 1/2%. Interest expense amounted to $59,500 for 1997.

     Steven A. Sanders, a director of the Company, is President of The Law Offices Of Steven A. Sanders, P.C. which has provided professional services to the Company since August of 1991, and it is anticipated that it will continue to do so.


Compliance with Section 16(a) of the Exchange Act

     To the Company's knowledge, based solely on a review of the copies of the reports required pursuant to Section 16(a) of the Exchange Act that have been furnished to the Company and written representations that no other reports were required, during the year ending December 31, 1995, all Section 16(a) filing requirements applicable to its directors, executive officers and greater than 10% beneficial owners have been met.

     RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has appointed the term PricewaterhouseCoopers, LLP as independent auditors for the year ending December 31, 1998, subject to ratification by the stockholders at the Annual Meeting. Representatives of PricewaterhouseCoopers, LLP are expected to attend the Annual Meeting, will be afforded an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions by shareholders.

                         OTHER MATTERS

     The Board of Directors knows of no matters to be presented at the meeting other than those set forth in the foregoing Notice of Annual Meeting. If other matters properly come before the meeting, the persons named on the accompanying form of proxy intend to vote the shares subject to such Proxies in accordance with their best judgment.

Additional Information

     The cost of solicitation of Proxies will be borne by the Corporation. If necessary to ensure satisfactory representation at this meeting, Proxies may be solicited to a limited extent by telephone, telegraph or personal interview by officers and employees of the Corporation, except for actual out-of-pocket communication charges. Brokerage houses, banks, custodians, nominees and fiduciaries are being requested to forward the proxy material to beneficial owners and their reasonable expenses therefore will be reimbursed by the Corporation.

Stockholder's Proposals

     From time to time, stockholders present proposals which may be proper subjects for inclusion in the Proxy Statement and for consideration at the Annual Meeting. To be considered, proposals must be submitted on a timely basis. Proposals for the 1998 Annual Meeting must be received by the Corporation no later than August 1, 1999.